Exhibit 5.1

FST Corp.	D:	+852 3656 6054 /
c/o - Ogier Global (Cayman) Limited		+852 3656 6061
89 Nexus Way, Camana Bay	E:	nathan.powell@ogier.com /
Grand Cayman, KY1-9009		florence.chan@ogier.com
Cayman Islands
	Reference:	FYC/AGC/513817.00002
24 April 2026

Dear Sirs

FST Corp. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form S-8, including all amendments and supplements thereto (the Form S- 8), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act) on or about the date hereof. The Form S-8 relates to the registration under the Act of the ordinary shares of par value of US$0.0001 each to be issued by the Company pursuant to the Equity Incentive Plan of the Company as approved by the board of directors of the Company and the shareholders of the Company (the Equity Incentive Plan).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 24 November 2023 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the amended and restated memorandum and articles of association of the Company as adopted by special resolutions of the Company passed on 27 December 2024 (the Memorandum and Articles);

(c)	the register of directors and officers of the Company dated 21 January 2025 (the ROD);

Ogier
Providing advice on British Virgin Islands,
Cayman Islands and Guernsey laws

Partners
Floor 11 Central Tower	Nicholas Plowman	Yuki Yan
28 Queen’s Road Central Central	Nathan Powell	David Lin
Hong Kong	Anthony Oakes	Alan Wong
T +852 3656 6000	Oliver Payne	Janice Chu
F +852 3656 6001	Kate Hodson	Zhao Rong Ooi
ogier.com	David Nelson	Rachel Huang**
	Justin Davis	Florence Chan*‡	* admitted in New Zealand
	Joanne Collett	Richard Bennett**‡	** admitted in England and Wales
	Dennis Li	James Bergstrom‡	‡ not ordinarily resident in Hong Kong
Cecilia Li

(d)	the shareholder list of the Company as at 31 March 2026 provided to us on 14 April 2026 (the ROM, and together with the ROD, the Registers);

(e)	the minutes of the board of directors of the Company held on 29 July 2025 approving, among other things, the Company’s adoption of Equity Incentive Plan (the Board Resolution);

(f)	the minutes of annual general meeting of the Company held on 8 December 2025 approving, among other things, the Company’s adoption of the Equity Incentive Plan (the Shareholder Resolution, together with the Board Resolution, the Reviewed Resolutions);

(g)	the certificate from a director of the Company dated 15 April 2026 as to certain matters of fact (the Director’s Certificate);

(h)	the Form S-8; and

(i)	the Equity Incentive Plan as exhibited to the Form S-8.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Registers, the Director’s Certificate and the Equity Incentive Plan is accurate, complete and up-to-date (as the case may be) as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Form S-8 are true and correct copies and the Form S-8 conforms in every material respect to the latest drafts of the same produced to us and, where the Form S-8 has been provided to us in successive drafts marked to show changes from a previous draft, all such changes have been accurately marked;

(g)	the Reviewed Resolutions have been duly passed in accordance with the Company’s articles of association then in effect and remains in full force and effect;

(h)	each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Equity Incentive Plan, and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Equity Incentive Plan which has not been properly disclosed in the Board Resolutions;

(i)	neither the directors and shareholders of the Company have taken any steps to wind up the Company or to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets;

(j)	the maximum number of shares which the Company is required to issue under the Equity Incentive Plan to fulfil its obligation (the ESOP Shares) will not exceed the Company’s authorised share capital then in place;

(k)	the consideration payable for each ESOP Share shall be no less than the par value of the ESOP Shares; and

(l)	there is nothing under any law (other than the laws of the Cayman Islands), that would or might affect the opinions herein.

3	Opinions

On the basis of the examination of the Documents and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Authorised Share Capital

(a)	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each.

Valid Issuance of ESOP Shares

(b)	The ESOP Shares to be issued under the Equity Incentive Plan have been duly authorised by all necessary corporate actions of the Company under the Memorandum and Articles and, upon the issuance and delivery of the ESOP Shares in accordance with the Memorandum and Articles, the Reviewed Resolutions and the terms of the Equity Incentive Plan, and once consideration of not less than the par value per ESOP Share is fully paid in accordance with the Equity Incentive Plan to the Company, the ESOP Shares will be validly issued, fully paid and non-assessable.

(c)	Once the register of members of the Company has been updated to reflect the issuance of the ESOP Shares, the shareholders recorded in the register of members of the Company will be deemed to have legal title to the shares of the Company set out against their respective name.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Equity Incentive Plan to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Form S-8, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Form S-8 and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Form S-8.

This opinion may be used only in connection with the Form S-8 while the Equity Incentive Plan is effective.

Yours faithfully

/s/ Ogier

Ogier